LETTERHEAD
                                   Ober/Kaler
                         Ober, Kaler, Grimes & Shriver
                                Attorneys at Law


                                              February 23, 1996

Scudder Global Fund, Inc.
345 Park Avenue
New York, New York  10154

         Re: Global Bond Fund

Gentlemen:

     Scudder Global Fund, Inc. ("Scudder") is a corporation organized under the laws of the State of Maryland on May 15, 1986, having its principal place of business in New York, New York. Scudder has five authorized series of stock, the Global Fund series, the International Bond Fund series, the Global Bond Fund series, the Global Small Company Fund series, and the Emerging Markets Income Fund series. The Global Bond Fund series consists of three hundred million (300,000,000) authorized shares of capital stock, with a par value of One Cent ($0.01) per share and was known as the Short Term Global Income Fund series prior to December 27, 1995, when Scudder filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland changing the name of the series to the Global Bond Fund series.

     We further understand that, pursuant to the provisions of Rule 24e-2, you are about to file with the Securities and Exchange Commission Post-Effective Amendment No. 26 to Scudder's registration statement on Form N-1 for the purpose of registering an additional 18,063,494 shares of capital stock of Scudder's Global Bond Fund series (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act"). We further understand that of the 300,000,000 shares in the Global Bond Fund series, as of October 31, 1995, 33,924,422 shares

Scudder Global Fund, Inc.
February 23, 1996
Page 2

were outstanding and held by the public and 18,035,556 shares had been issued, redeemed and were being held for reissuance.

     We have examined original or copies, certified or otherwise identified to our satisfaction, of the Charter, By-Laws, as amended, and records of corporate proceedings of Scudder, and such affidavits and advices from officers of Scudder or from public officials, as we have deemed necessary or appropriate for the purpose of this opinion.

     We are of the opinion that Scudder may legally and validly issue and sell the Shares from time to time upon receipt by Scudder of cash consideration for each Share in an amount not less than the net asset value per share of Scudder's Global Bond Fund series, determined in accordance with the Charter, Bylaws and policies of the Board of Directors. We are further of the opinion that when sold as herein provided, such Shares will be legally issued, fully paid and non-assessable. In rendering the foregoing opinions we have assumed that at no time prior to the date when all of the Shares are issued will the existing corporate authorization to issue the Shares be amended, repealed or revoked or the total number of the issued shares of capital stock of the Global Bond Fund series exceed 300,000,000, and that at all times the net asset value per share of the Global Bond Fund series will exceed One Cent ($0.01).

     We express no opinion as to compliance with the Securities Act, the Investment Company Act of 1940 or the securities laws of any state with respect to the issuance of the Shares.

     We consent to your filing this opinion with the Securities and Exchange Commission in connection with the Post-Effective Amendment No. 26 to the registration statement on Form N-1 which you are about to file pursuant to the Securities Act.

                                                Sincerely,

                                                /s/Ober, Kaler, Grimes & Shriver
                                                   A Professional Corporation

                                  LETTERHEAD
                                   Ober/Kaler
                         Ober, Kaler, Grimes & Shriver
                                Attorneys at Law


                                              February 23, 1996

Scudder Global Fund, Inc.
345 Park Avenue
New York, New York  10154

         Re: Global Small Company Fund

Gentlemen:

     Scudder Global Fund, Inc. ("Scudder") is a corporation organized under the laws of the State of Maryland on May 15, 1986, having its principal place of business in New York, New York. Scudder has five authorized series of stock, the Global Fund series, the International Bond Fund series, the Global Bond Fund series, the Global Small Company Fund series, and the Emerging Markets Income Fund series. The Global Small Company Fund series consists of one hundred million (100,000,000) authorized shares of capital stock, with a par value of One Cent ($0.01) per share.

     We further understand that, pursuant to the provisions of Rule 24e-2, you are about to file with the Securities and Exchange Commission Post-Effective Amendment No. 26 to Scudder's registration statement on Form N-1 for the purpose of registering an additional 1,203,569 shares of capital stock of Scudder's Global Bond Fund series (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act"). We further understand that of the 100,000,000 shares in the Global Bond Fund series, as of October 31, 1995, 14,547,124 shares were outstanding and held by the public and 1,187,440 shares had been issued, redeemed and were being held for reissuance.

Scudder Global Fund, Inc.
February 23, 1996
Page 2

     We have examined original or copies, certified or otherwise identified to our satisfaction, of the Charter, By-Laws, as amended, and records of corporate proceedings of Scudder, and such affidavits and advices from officers of Scudder or from public officials, as we have deemed necessary or appropriate for the purpose of this opinion.

     We are of the opinion that Scudder may legally and validly issue and sell the Shares from time to time upon receipt by Scudder of cash consideration for each Share in an amount not less than the net asset value per share of Scudder's Global Small Company Fund series, determined in accordance with the Charter, Bylaws and policies of the Board of Directors. We are further of the opinion that when sold as herein provided, such Shares will be legally issued, fully paid and non-assessable. In rendering the foregoing opinions we have assumed that at no time prior to the date when all of the Shares are issued will the existing corporate authorization to issue the Shares be amended, repealed or revoked or the total number of the issued shares of capital stock of the Global Small Company Fund series exceed 100,000,000, and that at all times the net asset value per share of the Global Small Company Fund series will exceed One Cent ($0.01).

     We express no opinion as to compliance with the Securities Act, the Investment Company Act of 1940 or the securities laws of any state with respect to the issuance of the Shares.

     We consent to your filing this opinion with the Securities and Exchange Commission in connection with the Post-Effective Amendment No. 26 to the registration statement on Form N-1 which you are about to file pursuant to the Securities Act.

                                                Sincerely,


                                                /s/Ober, Kaler, Grimes & Shriver
                                                   A Professional Corporation